SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2006

Assured Pharmacy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-33165	98-0233878
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17935 Sky Park Circle Suite F , Irvine, CA	92614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 949-222-9971

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 - Securities and Trading Markets

Item 3.03 Material Modification to Rights of Security Holders

We have secured financing for our operations over the last two years from the sale of units to accredited investors in exempt offerings of securities. Each unit sold in our exempt offerings has been priced at $0.80 and consisted of two shares of common stock and a warrant to purchase one share of restricted common stock at the exercise price of $0.60 per share. These exempt offerings are summarized as follows:

•
We issued 3,695,875 units to accredited investors where each unit consisted of 7,391,750 shares of common stock and warrants to purchase 3,695,875 shares of restricted common stock at the exercise price of $0.60 per share in an exempt offering that was completed on June 17, 2004;

•
We issued 1,766,250 units to accredited investors where each unit consisted of 3,532,500 shares of common stock and warrants to purchase 1,766,250 shares of restricted common stock at the exercise price of $0.60 per share in an exempt offering that was completed on December 23, 2005; and

•
From the beginning of the fiscal year ended December 31, 2006 to the present, we issued 2,062,500 units to accredited investors where each unit consisted of 4,125,000 shares of common stock and warrants to purchase 2,062,500 shares of restricted common stock at the exercise price of $0.60 per share in an exempt offering.

On June 15, 2006, our board of directors reduced the exercise price of all of the warrants issued to investors in the exempt offerings summarized above from $0.60 to $0.40 effective immediately until July 31, 2006. Thereafter, the exercise price of these outstanding warrants shall be returned to $0.60 per share. Any warrant holders that decide to exercise their warrants at this reduced exercise price must provide the notice of exercise form attached to the warrant together with payment of the exercise price to our corporate office no later than July 31, 2006.

With respect to only the 3,695,875 warrants issued in the exempt offering that was completed on June 17, 2004, our board of directors on June 15, 2006 also extended the termination date of these warrants from June 17, 2006 to December 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Assured Pharmacy, Inc.

/s/ Robert DelVecchio
Robert DelVecchio
Chief Executive Officer

Date: June 19, 2006